SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2014

Sugar Creek Financial Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55170	38-3920636
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

28 West Broadway, Trenton, Illinois 62293

(Address of principal executive offices) (Zip Code)

(618) 224-9228

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 8, 2014, Sugar Creek Financial Corp. (the “Company”), the Maryland-chartered holding company for Tempo Bank (the “Bank”) completed the “second step” conversion of the Bank from the mutual holding company to the stock holding company form of organization (the “Conversion”) pursuant to an Amended and Restated Plan of Conversion and Reorganization. Upon completion of the Conversion, the Company became the holding company for the Bank and acquired all of the issued and outstanding shares of the Bank’s common stock. In connection with the Conversion, 535,127 shares of common stock, par value $0.01 per share, of the Company were sold in subscription and community offerings to certain depositors of the Bank and other investors for $7.00 per share. In addition, approximately 414,195 additional shares of the Company’s common stock (without taking into consideration cash issued in lieu of fractional shares) were issued in exchange for the outstanding shares of common stock of Sugar Creek Financial Corp. (“Old Sugar Creek Financial Corp.”), the former federally-chartered mid-tier holding company for the Bank, held by persons other than Sugar Creek MHC. Each share of common stock of Old Sugar Creek Financial Corp. was converted into the right to receive 1.0453 shares of Common Stock in the Conversion.

For additional information, reference is made to the Company’s press release, dated April 8, 2014, included as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Other Exhibits

(d)	Exhibits

	Number	Description

	99.1	Press Release dated April 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUGAR CREEK FINANCIAL CORP.

Date: April 9, 2014	By:	/s/ Robert J. Stroh, Jr.
Robert J. Stroh, Jr.
Chairman, Chief Executive Officer and
Chief Financial Officer